As Filed with the Securities and Exchange Commission on December 17, 1999
                                                           Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         TEXAS INSTRUMENTS INCORPORATED
             (Exact name of Registrant as specified in its charter)

                            -----------------------

          Delaware                                              75-9289907
         -----------                                           ------------
  (State or jurisdiction of            See Table of          (I.R.S. Employer
incorporation or organization)   Additional Registrants   Identification Number)

                               12500 TI Boulevard
                                P.O. Box 660199
                            Dallas, Texas 75266-0199
                                 (972) 995-3773
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

    Richard J. Agnich, Senior Vice President, Secretary and General Counsel
                         Texas Instruments Incorporated
                               12500 TI Boulevard
                                P.O. Box 660199
                            Dallas, Texas 75266-0199
                                 (972) 995-3773
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            -----------------------

                          Copies of communications to:
                            Bruce K. Dallas, Esquire
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------

                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                           Proposed Maximum   Proposed Maximum     Amount of
                      Title of Each Class of                Amount to be    Offering Price        Aggregate       Registration
                    Securities to be Registered             Registered(1)     Per Unit(2)     Offering Price(2)       Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities and Subordinated Debt Securities
   (collectively, "Debt Securities"), Warrants,
   Purchase Contracts and Units.........................   $1,000,000,000        100%          $1,000,000,000       $237,600
==================================================================================================================================
(1)   Such amount in U.S. dollars as shall result in an aggregate initial offering price for all securities of $1,000,000,000. The Prospectus herein covers $1,000,000,000 of securities, including securities for which the registration fee has been previously paid in connection with the registration statement referred to below. In addition, this
      Registration Statement includes such presently indeterminate number of securities as may be issuable from time to time upon exchange of the securities being registered hereunder.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus which forms a part of this Registration Statement also relates to the remaining $100,000,000 initial offering price of securities registered under the Registrant's Registration Statement on Form S-3, File No. 333-03571, which was declared effective on June 7, 1996.

                            -----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.



PROSPECTUS Subject to Completion
Issued ___________ o, 1999

                                                 Texas Instruments Incorporated
$1,000,000,000                                   12500 TI Boulevard
                                                 P.O. Box 660199
                                                 Dallas, Texas 75266-0199
                                                 (972) 995-3773

-------------------------------------------------------------------------------


The following are types of securities that we may offer and sell under this prospectus:

    o   Unsecured subordinated debt securities               o   Warrants
    o   Unsecured and unsubordinated debt securities         o   Units
    o   Purchase contracts




    We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

    o   Maturity                            o   Redemption terms
    o   Interest rate                       o   Listing on a securities exchange
    o   Sinking fund terms                  o   Amount payable at maturity
    o   Currency of payments                o   Exchange rights


-------------------------------------------------------------------------------


    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


-------------------------------------------------------------------------------


     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.


December 16, 1999.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                            Page
                                                                            ----
Special Note Regarding Forward-Looking Statements.............................1
Texas Instruments Incorporated................................................2
Use of Proceeds...............................................................3
Ratio of Earnings to Fixed Charges............................................3
Description of the Senior Debt Securities and the Subordinated Debt
  Securities..................................................................3
Description of Warrants.......................................................13
Description of Purchase Contracts.............................................14
Description of Units..........................................................14
Global Securities.............................................................14
Plan of Distribution..........................................................16
Legal Matters.................................................................17
Experts.......................................................................17
Available Information.........................................................17
Incorporation of Certain Documents by Reference...............................18

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We urge you to carefully consider the following important factors that could affect the semiconductor industry and cause actual results of our operations to differ materially from our expectations:

     o market demand for semiconductors, particularly for digital signal processors and analog chips in key markets, such as telecommunications and computers;

     o    our ability to develop, manufacture and
          market innovative products in a rapidly
          changing technological environment;

     o    our ability to compete in products and
          prices in an intensely competitive industry;

     o our ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

     o timely completion by customers and suppliers of their Year 2000 programs, accurate assessment of our Year 2000 readiness and of risks associated with its current and past products, and effective implementation of contingency plans and corrective actions;

     o    timely completion of announced
          acquisitions;

     o global economic, social and political conditions in the countries in which we and our customers and suppliers operate, including fluctuations in foreign currency exchange rates;

     o losses or curtailments of purchases from key customers;

     o our ability to recruit and retain skilled personnel;

     o availability of raw materials and critical manufacturing equipment; and

     o realization of savings from announced worldwide corporate restructuring efforts and consolidation of manufacturing operations.

     For a more detailed discussion of these factors, see the text under the heading "Cautionary Statements Regarding Future Operations" in Item 1 of our annual report on Form 10-K for 1998. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update the forward-looking statements to reflect subsequent events or circumstances.

     In this prospectus and in the documents we incorporate by reference, we state our beliefs of future events and our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including risks. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

                         TEXAS INSTRUMENTS INCORPORATED

     We are a global semiconductor company and the world's leading designer and supplier of digital signal processors and analog integrated circuits, the engines driving the digitization of electronics. These two types of semiconductor products work together in digital electronic devices such as digital cellular phones. Analog technology converts analog signals like sound, light, temperature and pressure into the digital language of zeros and ones, which can then be processed in real-time by a digital signal processor. Analog integrated circuits also translate digital signals back to analog. Digital signal processors and analog integrated circuits enable a wide range of new products and features for our more than 30,000 customers in commercial, industrial and consumer markets.

     We are also the world leader in the design and manufacturing of other semiconductor products. Those products include standard logic, application-specific integrated circuits, reduced instruction-set computing microprocessors, and microcontrollers.

     The semiconductor business comprised 80% of our 1998 revenues when the divested memory business is excluded. Our semiconductor products are used in a diverse range of electronic systems, including digital cell phones, computers, printers, hard disk drives, modems, networking equipment, digital cameras and video recorders, motor controls, autos and home appliances. Products are sold primarily to original-equipment manufacturers and through distributors. Our semiconductor patent portfolio has been established as an ongoing contributor to semiconductor revenues. Revenues generated from sales to our top three semiconductor customers accounted for approximately 24% of total semiconductor revenues in 1998.

     In addition to semiconductors, we have two other principal segments. The largest, representing 12% of our 1998 revenues when the memory business is excluded, is Materials & Controls (M&C). This business sells electrical and electronic controls, electronic connectors, sensors, radio- frequency identification systems and clad metals into commercial and industrial markets. Revenues generated from sales to our top three M&C customers accounted for approximately 15% of total M&C revenues in 1998.

     Educational & Productivity Solutions (E&PS) represents 6% of our 1998 revenues when the memory business is excluded, and is a leading supplier of educational and graphing calculators. Revenues generated from sales to our top three E&PS customers accounted for approximately 26% of total E&PS revenues in 1998.

     In addition, we continue to invest in digital imaging, an emerging business that produces micro- mirror-based devices than enable brightness and clarity in large-screen video displays.

     We are a Delaware corporation that was organized in 1938. We have our principal executive offices at 12500 TI Boulevard, Dallas, Texas 75366- 0199. Our telephone number is (972) 995-3773. We also have a world wide web site at http://www.ti.com. The information posted on our web site is not incorporated into this prospectus.

                                USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, including possible redemption or purchase of our existing debt securities. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in a prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for each of the years ended December 1994 through 1998 and for nine months ended September 30, 1999. Earnings consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest.

                                                  Nine Months Ended
                                                    September 30,                 Years Ended December 31,
                                                  ------------------    --------------------------------------------
                                                   1999       1998      1998      1997     1996      1995      1994
                                                   ----       ----      ----      ----     ----      ----      ----
Ratio of earnings to fixed charges...............  17.1x      4.6x      6.0x      5.5x      *        14.3x     10.0x
---------
*Not meaningful.  The coverage deficiency was $43 million in 1996.


                 DESCRIPTION OF THE SENIOR DEBT SECURITIES AND
                        THE SUBORDINATED DEBT SECURITIES

     Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

     o in the case of senior debt securities, under a senior indenture dated as of July 15, 1996 between us and Citibank, N.A., as trustee; and

     o in the case of subordinated debt securities, under a subordinated indenture dated as of December 16, 1999 between us and Chase Bank of Texas, National Association, as trustee.

     The senior indenture and the subordinated indenture are included as exhibits to the registration statement of which this prospectus is a part.

     Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures. As used in this Section of the prospectus and under captions "Description of Warrants," "Description of Purchase Contracts" and "Description of Units," the terms we, us and our mean Texas Instruments Incorporated only, and not subsidiaries of Texas Instruments Incorporated.

General

     The senior debt securities will constitute unsecured and unsubordinated obligations of ours and the subordinated debt securities will constitute unsecured and subordinated obligations of ours. A detailed description of the subordination provisions is provided below under the caption "Certain Terms of the subordinated debt securities -- Subordination". In general, however, if we declare bankruptcy the senior debt securities will be paid in full before the subordinated debt securities will receive anything.

     We conduct some of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend upon our subsidiaries repaying investments and advances we have made to them, and upon our subsidiaries' earnings and their distributing those earnings to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indentures will not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

     You should look in the prospectus supplement for the following terms of the debt securities being offered:

     o    the debt securities' designation;

     o the aggregate principal amount of the debt securities;

     o the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

     o the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

     o the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

     o the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

     o the right, if any, to extend the interest payment periods and the duration of that extension;

     o provisions for a sinking fund purchase or other analogous fund, if any;

     o the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

     o    the form of the debt securities;

     o any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

     o the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

     o the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

     o the terms and conditions, if any, pursuant to which the debt securities may be exchanged for the cash value of other securities issued by us or by a third party; and

     o any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

     You may present debt securities for exchange and you may present registered debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture. You may also transfer debt securities in bearer form by delivery.

     Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (Original Issue Discount Securities) may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

   Certain Covenants

     Certain Definitions. The term "attributable debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if it is not practicable to determine such rate, then at our incremental borrowing rate determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of any lease.

     The term "consolidated net tangible assets" means, at any date, the total assets appearing on our audited annual consolidated balance sheet and that of our subsidiaries for the most recently completed fiscal year, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet, and intangible assets.

     The term "funded debt" means all debt whether incurred, assumed or guaranteed, including purchase money indebtedness, maturing by its terms more than one year from the date of creation thereof or which is renewable or extendable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof.

     The term "principal manufacturing property" means each of our, or our subsidiary's manufacturing or processing plant or facility located in the United States of America (other than its territories and possessions) or Puerto Rico, except any such manufacturing or processing plant or facility which the board of directors by resolution reasonably determines not to be of material importance to the total business conducted by us and our consolidated subsidiaries.

     The term "restricted subsidiary" means:

     o any of our subsidiaries which owns or is the lessee of any principal manufacturing property; provided, however, that the term "restricted subsidiary" shall not include any subsidiary primarily engaged in financing our operations or the operations of our subsidiaries or both, or any subsidiary acquired or organized for the purpose of business acquisitions; or

     o any other subsidiary which is hereafter designated by the board of directors as a restricted subsidiary.

     Restrictions on Liens. The senior indenture provides that, unless as may otherwise be indicated by a supplemental indenture, we will not nor will we permit any restricted subsidiary to issue or assume any debt for money borrowed (which, including guarantees of debt for borrowed money, we refer to as "debt"), if the debt is secured by a mortgage, pledge, lien or other encumbrance (which we refer to as a "mortgage") upon any principal manufacturing property or on any shares of stock or debt of any restricted subsidiary (whether such principal manufacturing property, shares of stock or debt is now owned or subsequently acquired) without in any such case effectively providing that the senior debt securities (together with any other debt security ranking equally with the senior debt securities) shall be secured equally and ratably with the debt. The foregoing restrictions shall not apply to:

     o mortgages on property existing at the time of or within 120 days after acquisition of the property and certain purchase money mortgages;

     o mortgages on property of a corporation existing at the time that corporation is merged into or consolidated with us or a restricted subsidiary;

     o mortgages in favor of the United States or any political subdivision or any instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the mortgages;

     o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in bullet points one to three above; and

     o mortgages securing the indebtedness of a restricted subsidiary to us or to another restricted subsidiary.

     Restrictions on Sale and Leaseback Transactions. The senior indenture provides that, unless as may otherwise be indicated by a supplemental indenture, we will not, and will not permit any restricted subsidiary to, enter into any lease longer than three years covering any principal manufacturing property that is sold to any other person in connection with such lease unless the proceeds from such sale or transfer shall be at least equal to the fair value of such property as determined by resolution by our board of directors and either:

     o we or such restricted subsidiary would be entitled, pursuant to the "Restrictions on Liens" described above, to incur debt secured by a mortgage on the principal manufacturing property involved in an amount at least equal to the attributable debt in respect of the principal manufacturing property without equally and ratably securing the senior debt securities, provided, that such attributable debt shall thereupon be deemed to be Debt subject to the provisions of such restrictions on liens; or

               o within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after consummation of such transaction, we or such restricted subsidiary has expended or will expend for principal manufacturing property an amount equal to

               o the proceeds of such sale and leaseback transaction and we elect to designate such amount as a credit against such transaction, or

               o a part of the proceeds of such sale and leaseback transaction and we elect to designate such amount as a credit against such transaction and treat an amount equal to the remainder of the proceeds as provided in clause directly below, or

               o such attributable debt (less any amount elected under the clause directly above) is applied within 120 days after the transaction to the retirement of funded debt, or is considered attributable debt for purposes of the calculation of exempted debt and, after giving effect to the exempted debt, the exempted debt does not exceed 5% of consolidated net tangible assets.

     Exempted Debt. The senior indenture provides that, notwithstanding the restrictions on mortgages and sale and leaseback transactions described above, we and our restricted subsidiaries may, in addition to amounts permitted under such restrictions, create debt secured by mortgages, or enter into sale and leaseback transactions, which would otherwise be subject to the foregoing restrictions, without equally and ratably securing the senior debt securities and without any obligation to make expenditures for principal manufacturing property or to retire any debt, provided, that after giving effect thereto, the aggregate additional outstanding amount of such debt secured by mortgage plus attributable debt resulting from such sale and leaseback transactions does not exceed 5% of consolidated net tangible assets.

     Consolidation, Merger and Sale or Conveyance. We may not consolidate with, merge with or into, or sell, or convey (including by way of lease) all or substantially all of our assets to any person or permit any person to merge with or into us unless:

     o we are the continuing person or the person formed by such consolidation or into which we are merged or that acquired or leased our property and assets shall be a corporation or entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof (or, any entity not organized under such laws which agrees, in a form satisfactory to the trustee, to submit to the jurisdiction of the United States district court for the Southern District of New York, and to indemnify and hold harmless the holders of the debt securities against certain taxes and expenses) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture;

     o immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     o we deliver to the trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture and the debt securities relating to such transaction have been complied with.

   Events of Default

     An event of default for any series of senior debt securities is defined under the senior indenture as being:

     o our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise;

     o our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days;

     o our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach of which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

     o our default in the performance of any other covenant, if that default is an Event of Default under any supplemental indenture or in the resolution of the Board of Directors under which such series of senior debt securities is issued or in the form of Security for such series;

     o a court having jurisdiction enters a decree or order for:

               o relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

               o appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us or for all or substantially all of our property and assets; or

               o the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

     o    we:

               o commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

               o consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of ours for all or substantially all of our property and assets; or

               o effect any general assignment for the
          benefit of creditors.

     If an event of default other than an event of default specified in the last two bullet points above or an event of default which is in respect of all outstanding senior debt securities under the third or fourth bullet point above, occurs with respect to an issue of senior debt securities and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

     Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. If an event of default specified in the last two bullet points above or an event of default which is in respect of all outstanding senior debt securities under the third or fourth bullet point above, occurs with respect to us, either the trustee or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding (treated as one class) may, by written notice to us and to the trustee, if such notice is given by the holders, declare the entire principal amount of, and accrued interest, if any, on each issue of senior debt security then outstanding to be immediately due and payable.

     Upon certain conditions such declarations above may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the securities of such series affected by the default, each series voting as a separate class, (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of an issue of senior debt securities by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see "--Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of an issue of senior debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of senior debt securities. A holder may not pursue any remedy with respect to the indenture or any series of senior debt securities unless:

     o the holder gives the trustee written notice of a continuing event of default;

     o the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

     o the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

     o the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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     o    during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

     These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

     The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

   Discharge and Defeasance

     The senior indenture provides that, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations with respect to an issue of senior debt securities and the indenture with respect to such series of senior debt securities if:

     o we pay or cause to be paid, as and when due and payable, the principal of and any interest on all securities of such series outstanding under the indenture;

     o all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by it under the indenture; or

     o o the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption;

               o we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in US dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the senior indenture.

     With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover unclaimed money held by the trustee shall survive.

     Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities ("legal defeasance"); provided that the following conditions shall have been satisfied:

          o we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in US dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be;

          o such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

          o no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

          o we shall have delivered to the trustee either an officers' certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

          o we have delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated of the senior debt securities of such series have been complied with.

     Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

   Modification and Waiver

     We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

     o to convey, mortgage or pledge any assets to the trustee as security for the securities of one or more series;

     o to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

     o to cure any ambiguity, defect, or inconsistency in the senior indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

     o to comply with the provisions described under "--Certain Covenants --Consolidation, Merger and Sale or Conveyance;

     o to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

     o to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

     o to make any change that does not adversely affect the rights of any holder;

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


     o to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

     o to make any change so long as no senior debt securities are outstanding.

     Subject to certain conditions, modifications and amendments of the senior indenture may be made by us and the trustee with the written consent of the holders of a majority in principal amount of such series of senior debt securities affected, and compliance by us with any provision of the indenture with respect to such series of senior debt securities may be waived by written notice to the trustee by the holders of a majority in principal amount of such series of senior debt securities outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that,

     o changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

     o reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

     o changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

     o changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

     o changes the provisions relating to the waiver of past defaults or change or impair the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

     o reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

     o waives a default in the payment of principal of or interest on the senior debt securities;

     o adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

     o modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived with the consent of the holder of each senior debt security of such series affected by the modification.

     It shall not be necessary for the consent of the holders under this section of the indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of the indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

   No Personal Liability of Incorporators,
Stockholders, Officers, Directors

     The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

   Concerning the Trustee

     The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   Governing Law

     The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

   The Trustees

     We may have normal banking relationships with the trustees under the indentures in the ordinary course of business.

Certain Terms of the Subordinated Debt
Securities

     Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical, in all material respects, to the terms of the senior indenture and senior debt securities.

   Subordination

     The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of senior indebtedness may receive more, ratably, and holders of our subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding today or incurred by us in the future:

     o all of our indebtedness for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time we acquire it;

     o all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money;

     o all of our lease obligations which are capitalized on our books in accordance with generally accepted accounting principles;

     o all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that we, in any manner, assume or guarantee or that we in effect guarantee through an agreement to purchase, whether that agreement is contingent or otherwise; and

     o all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

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


unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

                            DESCRIPTION OF WARRANTS

General

     We may issue warrants to purchase securities or rights of ours, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

     o    the title of such warrants;

     o    the aggregate number of such warrants;

     o    the price or prices at which such warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     o the securities or rights of ours, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

     o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o    information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain United States Federal income tax considerations; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                       DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

     o our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

     o    currencies or composite currencies; or

     o    commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, all as set forth in the applicable prospectus supplement. We must, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value thereof or, in the case of underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     Purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the pre-paid purchase contracts will be issued under one of the indentures.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, units will consist of one or more purchase contracts, warrants or debt securities, or any combination thereof. Reference is made to the applicable prospectus supplement for:

     o all terms of the units and of the purchase contracts, warrants, debt securities, or any combination thereof, comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

     o    a description of the terms of any unit agreement governing the units;
          and

     o a description of the provisions for the payment, settlement, transfer or exchange of the units. GLOBAL SECURITIES

     We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract, or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract, or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract, or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts, preferred securities, or units, represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in four ways:

     o    directly to purchasers;

     o    through agents;

     o    through underwriters; and

     o    through dealers.

     We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.

     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject only to those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to Contracts accepted by us.

     In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                 LEGAL MATTERS

     The validity of the offered securities will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     Our consolidated financial statements and consolidated financial statement schedule in our annual report on Form 10-K/A for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports therein and incorporated herein by reference.
     Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits a form of our underwriting agreement, copies of our senior indenture and subordinated indenture, forms of our debt security and subordinated debt security, a form of unit agreement, a form of purchase contract agreement, a form of warrant agreement for warrants sold alone, a form of warrant for warrants sold alone, a form of warrant agreement for warrants sold attached to securities and a form of warrant for warrants sold attached to securities. Our descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described below.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.

     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the SEC. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, the prospectus supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and the prospectus supplement or of any sale of the securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below, each of which is filed under SEC File No. 1-3761, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering:

     o Our annual report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1998;

     o Our quarterly report on Form 10-Q, as amended by Form 10-Q/A, and our quarterly reports on Form 10-Q, for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, respectively;

     o    Our current reports on Form 8-K dated October 15, 1999, May 23, 1999;
          and

     o    Our Proxy Statement for our 1999 annual meeting of stockholders.

     We will provide free copies of any of those documents, if you write or telephone us at: 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas 75266-0199, Attention: Manager of Investor Relations, (972) 995-3773.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

     All of the expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee................ $  237,600 *
Legal fees and expenses............................................    125,000 *
Printing and engraving fees........................................     20,000 *
Accountants' fees and expenses.....................................     25,000 *
Miscellaneous......................................................     10,000 *
                                                                    ----------
     Total......................................................... $  417,600 *
                                                                    ==========
---------
*    Estimated


Item 15. Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses, including attorneys' fees, is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a committee of such directors designated by majority vote of such directors even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

     The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators. Article VI, Section 2 of the Texas Instruments Incorporated By-laws provides that Texas Instruments Incorporated shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Texas Instruments Incorporated Restated Certificate of Incorporation contains such a provision.

     Under insurance policies of Texas Instruments Incorporated, directors and officers of Texas Instruments Incorporated may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

Item 16. Exhibits.

     The following exhibits are filed as part of the Registration Statement:

     Exhibit
     Number       Description
     -------      -----------
       1.1        Form of Underwriting Agreement (Debt Securities, Warrants,
                  Purchase Contracts and Units).

       1.2 Form of Underwriting Agreement Standard Provisions (Debt), with form of Delayed Delivery Contract attached as Schedule I thereto.

         3 By-Laws (incorporated by reference to Exhibit 3 to our Current Report on Form 8-K dated December 4, 1997).

       4.1 Senior Indenture dated as of July 15, 1999 between the Company and Citibank N.A., as Trustee (incorporated by reference to the Exhibits filed with Texas Instruments Incorporated Registration Statement No. 333-03571 on Form S-3 filed May 13, 1996).

       4.2 Subordinated Indenture dated as of December 16, 1999 between the Company and Chase Bank of Texas, National Association, as Trustee.

       4.3        Form of Senior Debt Security.

       4.4        Form of Subordinated Debt Security.

       4.5* Form of Purchase Contract Agreement relating to Purchase Contracts (to be included in Exhibit 4.6).

       4.6*       Form of Unit Agreement.

       4.7        Form of Warrant Agreement for Warrants Sold Alone.

       4.8        Form of Warrant for Warrants Sold Alone (included in Exhibit
                  4.7).

       4.9        Form of Warrant Agreement for Warrants Sold Attached to
                  Securities.

      4.10 Form of Warrant for Warrants Sold Attached to Securities (included in Exhibit 4.9).

       5.1        Opinion of Richard J. Agnich, Esq.

       5.2        Opinion of Davis Polk & Wardwell.

     Exhibit
     Number       Description
     -------      -----------
        12        Computation of Ratios of Earnings to Fixed Charges
                  (incorporated by reference to Exhibit 12 to our quarterly report on Form 10-Q for the quarter ended September 30,
                  1999).

      23.1**      Consent of Ernst & Young LLP

      23.2        Consent of Richard J. Agnich, Esq. (included in Exhibit 5.1).

      23.3        Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

        25 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Trustee under the Senior Indenture.

      25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank of Texas, National Association, as Trustee under the Subordinated Indenture.
---------
*    To be filed with subsequent Current Report on Form 8-K.

**   Filed herewith.


Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that subparagraphs (a) (i) and (a) (ii) shall not apply to the extent that information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, Texas Instruments Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dallas, Texas, on December 16, 1999.

                                       TEXAS INSTRUMENTS INCORPORATED


                                       By: /s/ William A. Aylesworth
                                          -------------------------------------
                                           William A. Aylesworth
                                           Senior Vice President,
                                           Treasurer and
                                           Chief Financial Officer

     The registrant and each person whose signature appears below constitutes and appoints each of Thomas J. Engibous, Richard J. Agnich, William A. Aylesworth, and M. Samuel Self, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file (i) a registration statement, and any and all amendments, thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (ii) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ James R. Adams
-----------------------
   James R. Adams                       Director               December 16, 1999

/s/ David L. Boren
-----------------------
   David L. Boren                       Director               December 16, 1999

/s/ James B. Busey IV
-----------------------
  James B. Busey IV                    Director                December 16, 1999

/s/ Daniel A. Carp
-----------------------
   Daniel A. Carp                       Director               December 16, 1999

/s/ Thomas J. Engibous
------------------------   Chairman of the Board; President;
   Thomas J. Engibous      Chief Executive Officer; Director   December 16, 1999


                                      II-5



       Signature                        Title                        Date
       ---------                        -----                        ----

 /s/ Gerald W. Fronterhouse
---------------------------
   Gerald W. Fronterhouse             Director                 December 16, 1999

   /s/ David R. Goode
---------------------------
      David R. Goode                  Director                 December 16, 1999

  /s/ Wayne R. Sanders
---------------------------
     Wayne R. Sanders                 Director                 December 16, 1999

  /s/ Ruth J. Simmons
---------------------------
     Ruth J. Simmons                  Director                 December 16, 1999

  /s/ Clayton K. Yeutter
---------------------------
    Clayton K. Yeutter                Director                 December 16, 1999

 /s/ William A. Aylesworth
--------------------------- Senior Vice President; Treasurer;
   William A. Aylesworth      Chief Financial Officer          December 16, 1999

   /s/ M. Samuel Self
--------------------------- Senior Vice President; Controller;
     M. Samuel Self           Chief-Accounting Officer        December 16, 1999

                                 EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------
       1.1        Form of Underwriting Agreement (Debt Securities, Warrants,
                  Purchase Contracts and Units).

       1.2 Form of Underwriting Agreement Standard Provisions (Debt), with form of Delayed Delivery Contract attached as Schedule I thereto.

         3 By-Laws (incorporated by reference to Exhibit 3 to our Current Report on Form 8-K dated December 4, 1997).

       4.1 Senior Indenture dated as of July 15, 1999 between the Company and Citibank N.A., as Trustee (incorporated by reference to the Exhibits filed with Texas Instruments Incorporated Registration Statement No. 333-03571 on Form S-3 filed May 13, 1996).

       4.2 Subordinated Indenture dated as of December 16, 1999 between the Company and Chase Bank of Texas, National Association, as Trustee.

       4.3        Form of Senior Debt Security.

       4.4        Form of Subordinated Debt Security.

       4.5* Form of Purchase Contract Agreement relating to Purchase Contracts (to be included in Exhibit 4.6).

       4.6*       Form of Unit Agreement.

       4.7        Form of Warrant Agreement for Warrants Sold Alone.

       4.8        Form of Warrant for Warrants Sold Alone (included in Exhibit
                  4.7).

       4.9        Form of Warrant Agreement for Warrants Sold Attached to
                  Securities.

      4.10 Form of Warrant for Warrants Sold Attached to Securities (included in Exhibit 4.9).

       5.1        Opinion of Richard J. Agnich, Esq.

       5.2        Opinion of Davis Polk & Wardwell.

        12 Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to our quarterly report on Form 10-Q for the quarter ended September 30,
                  1999).

      23.1**      Consent of Ernst & Young LLP

      23.2        Consent of Richard J. Agnich, Esq. (included in Exhibit 5.1).

      23.3        Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

        25 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Trustee under the Senior Indenture.

      25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chase Bank of Texas, National Association, as Trustee under the Subordinated Indenture.
---------
*    To be filed with subsequent Current Report on Form 8-K.

**   Filed herewith.